CINTEL CORP.
SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the "**Agreement**") is made and entered into as of November 17, 2005, by and among **CINTEL CORP.**, a State of Nevada corporation ("**the Company**"), and WOO YOUNG MOON (the "**Purchaser**").

RECITALS

WHEREAS, the Company has authorized the sale of a Convertible Note in an aggregate principal amount of up to $192,864 (the "**Note**"), convertible into shares of the company's common stock, $.001 par value per share (the "**Common Stock**");

WHEREAS, Purchaser desires to purchase the Note on the terms and conditions set forth herein;

WHEREAS, the Company desires to issue and sell the Note to Purchaser on the terms and conditions set forth herein;

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. **AGREEMENT TO SELL AND PURCHASE.** Pursuant to the terms and conditions set forth in this Agreement, the Company agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase from the Company a Note in the amount of up to $192,864 convertible in accordance with the terms thereof into shares of the Common Stock. The Note purchased shall be known as the "**Offering.**" The Note will have a Maturity Date (as defined in the Note) thirty six months from the date of issuance. Collectively, the Note and Common Stock issuable in payment of the Note upon conversion of the Note are referred to as the "**Securities.**"

2. **REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.**

2.1 Investment Representations. Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement, including, without limitation, that the Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act.

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2.2 Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that he is capable of evaluating the merits and risks of his investment in the Company and has the capacity to protect his own interests. Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to (i) an effective registration statement under the Securities Act, or (ii) an exemption from registration is available.

2.3 Acquisition for Own Account. Purchaser is acquiring the Note and the shares of Common Stock issuable upon conversion of the Note (the "Note Shares") for Purchaser's own account for investment only, and not with a view towards their distribution.

2.4 Purchaser Can Protect Its Interest. Purchaser represents that by reason of his business and financial experience, Purchaser has the capacity to protect his own interests in connection with the transactions contemplated in this Agreement.

2.5 Accredited Investor. Purchaser represents that he is an accredited investor within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

2.6 Legends.

(a) The Note shall bear substantially the following legend until the Note and Note Shares are covered by an effective registration statement filed with the Securities and Exchange Commission ("SEC"):

> "THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR, IF APPLICABLE, STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CINTEL CORP. THAT SUCH REGISTRATION IS NOT REQUIRED."

(b) The Note Shares shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

> "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IF APPLICABLE, STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN

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THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CINTEL CORP. THAT SUCH REGISTRATION IS NOT REQUIRED."

3. Representations and Warranties of the Company

The Company represents to the Purchaser that:

a. Organization and Qualification. The Company is duly organized and existing in good standing under the law of the jurisdiction in which it is incorporated, and has the requisite corporate power to own their properties and to carry on their business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, properties, operations, assets, financial condition or results of operations of the Company taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to perform this Agreement, and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, or its Board of Directors or stockholders is required, (iii) this Agreement has been duly executed and delivered, and (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

c. Issuance of Note. The Note is duly authorized and is validly issued, fully paid and non-assessable, free of any encumbrances, and are not subject to preemptive rights of stockholders of the Company.

d. No Conflicts. The execution, delivery and performance of this Agreement and the Note by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation or By-laws of the Company or its subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company or any of its subsidiaries is bound or affected.

e. Third Party Consents. Except as specifically contemplated by this Agreement and as required under the Securities Act of 1933 and any applicable state securities laws, the Company

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is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof or thereof.

f. Information Disclosure. All information related to the Company disclosed to the Purchaser, whether orally or in writing, does not contain any false or misleading statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading. Except as otherwise disclosed to the Purchaser, neither the Company nor its subsidiaries has undertaken any liability or obligation, direct or contingent, except for liabilities or obligations undertaken in the ordinary course of business.

g. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries that is reasonably likely to have a Material Adverse Effect.

h. Patents, Copyrights, etc. The Company (i) owns or has the right to use, free and clear of all liens, claims, encumbrances, pledges, security interests, and other adverse interests of any kind whatsoever, all patents, inventions, know-how, trade secrets, trademarks, service marks, trade names, copyrights, technology, and all licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted without, to the best knowledge of the Company and its subsidiaries, infringing upon or otherwise acting adversely to the right or claimed right of any person, Company or other entity, (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise and (iii) has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect.

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i. Taxes. The Company and its subsidiaries have filed or caused to be filed all income tax returns which are required to be filed and have paid or caused to be paid all taxes and all assessments received by them to the extent that such taxes and assessments have become due, except taxes and assessments the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside, and except for such returns for which the failure to file would not have a Material Adverse Effect upon the Company and its subsidiaries taken as a whole. The Company and its subsidiaries have paid or caused to be paid, or have established reserves that the Company reasonably believes to be adequate in all material respects, for all federal income tax liabilities and state income tax liabilities applicable to the Company and its subsidiaries for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

4. CONVERSION OF CONVERTIBLE NOTE.

4.1 Mechanics of Conversion.

(a) Provided the Purchaser has notified the Company of the Purchaser's intention to sell the Note Shares and the Note Shares are included in an effective registration statement or are otherwise exempt from registration when sold: (i) Upon the conversion of the Note or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates in the name of the Purchaser (or its nominee) or such other persons as designated by the Purchaser and in such denominations to be specified representing the number of Note Shares issuable upon such conversion; and (ii) The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Common Stock and that the Note Shares issued will be unlegended, free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Note Shares.

(b) Purchaser will give notice of his decision to exercise his right to convert the Note or part thereof, which is within his sole discretion and at his option, by telecopying or otherwise delivering an executed and completed notice of the number of shares to be converted to the Company (the "**Notice of Conversion**"). The Purchaser will not be required to surrender the Note until the Purchaser receives a certificate or certificates, as the case may be, representing the Note Shares or until the Note has been fully satisfied. Each date on which a Notice of Conversion is telecopied or delivered to the Company in accordance with the provisions hereof shall be deemed a "**Conversion Date.**" The Company will or will cause the transfer agent to transmit the Common Stock certificates representing the shares issuable upon conversion of the Note (and a certificate representing the balance of the Note not so converted, if requested by Purchaser) to the Purchaser via express courier for receipt by such Purchaser within three business days after receipt by the Company of the Notice of Conversion (the "**Delivery Date**").

5. PIGGYBACK REGISTRATION RIGHTS. If at any time the Company shall determine to file with the SEC a Registration Statement relating to an offering for its own account or the

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account of others under the Securities Act of 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other bona fide, employee benefit plans), the Company shall send to each Purchaser who is entitled to registration rights under this Section 4, written notice of such determination and, if within fifteen (15) days after the effective date of such notice, such Purchasers shall so request in writing, the Company shall include in such Registration Statement all or any part of the Shares such Purchaser requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Shares with respect to which such Purchaser has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Shares shall be made pro rata among the Purchasers seeking to include Shares in proportion to the number of Shares Securities sought to be included by such Purchaser; provided, however, that the Company shall not exclude any Shares unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Shares; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Shares shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. If an offering in connection with which a Purchaser is entitled to registration under this Section 4 is an underwritten offering, then each Purchaser whose Shares are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Shares in an underwritten offering using the same underwriter or underwriters and on the same terms and conditions as other shares of common stock included in such underwritten offering. Any costs associated with this piggyback registration shall be paid by the Company.

6. **MISCELLANEOUS.**

6.1 Entire Agreement. This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

6.2 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to the Purchaser at the address set forth on the signature page hereto for such

Purchaser, or at such other address as the Company or the Purchaser may designate by ten days advance written notice to the other parties hereto.

6.3 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.4 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

6.5 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein, except as specified herein with respect to the Company. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.3 being untrue., other than for a breach of representation or warranty made by the Company herein.

6.6 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

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IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

CINTEL CORP.

By:____________________________
Name: SANG DON KIM
Title: President/CEO
Address: 10616 Eagle Nest Street,
Las Vegas, Nevada

PURCHASER:

By:____________________________
Name: WOO YOUNG MOON

Address: #103-307, Life Apartment, BunDang-Dong, BunDang-Ku, Sungnam-Si, GyeongGi-Do, Korea